                                  EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

  The Company owns 100% of the capital stock of the Springfield Institution for Savings, a Massachusetts chartered stock savings bank ("Bank"). The Company, through the Bank, owns 100% of the capital stock of each of the following subsidiaries, all of which are Massachusetts corporations (unless otherwise indicated) and all of which are included in the Company's consolidated financial statements:

    (1) Commerce Properties, Inc.
    (2) Properties Two, Inc. (Connecticut corporation)
    (4) Village Park Properties, Inc. (Georgia corporation)
    (5) SIS Investment Corporation
    (6) SIS Investment Corporation II
    (7) Sherman Street Corporation
    (8) SIS Center, Inc.
    (9) Newgate Corporation
   (10) Colebrook Corporation
   (11) Colebrook-Leominster, Inc.

  The Company also owns 100% of the capital stock of each of the following subsidiaries through the Bank and Colebrook Corporation, all of which are Massachusetts corporations (unless otherwise indicated) and all of which are included in the Company's consolidated financial statements:

    (1) Colebrook Realty Services, Inc.
    (2) Colebrook-Diamond, Inc.
    (3) Colebrook-Riverdale Corporation
    (4) New Marlboro Corp.
    (5) Colebrook-Woodcrest, Inc.
    (6) Colebrook/Westor, Inc.
    (7) 140 Glastonbury Boulevard, Inc. (Connecticut Corporation)
    (8) Overlook, Inc.

  In addition, the Company owns, either directly or through the wholly owned subsidiaries of the Bank and Colebrook Corporation specified below, the percentage interest in the partnership or corporation set forth opposite each such wholly owned subsidiary.

SUBSIDIARY                PARTNERSHIP OR CORPORATION OWNED PERCENTAGE INTEREST
----------                -------------------------------- -------------------
(1) Colebrook-Woodcrest,  Hillman Associates               50% general partnership
    Inc.................
                          Partnership #4
                          Waltham Medical Associates       12.5% limited partnership
                          Limited Partnership
                          Wiljon Partnership               50% general partnership
(2) New Marlboro........  Francoline Colebrook             50% general partnership
                          Partnership #7
(3) Colebrook/Westor      Westor Corporation               50% stockholder
    Corporation.........
                          Westor Partnership               1% general partnership (98%
                                                           limited partnership owned by
                                                           Westor Corporation).
(4) Overlook, Inc. .....  Chester Commons                  99% limited partnership
(5) Sherman Street        Van Der Hayden                   1% general partnership
    Corporation.........